EXHIBIT (3)(a)(4)

Amendment No. 10 to Amended and Restated Principal Underwriting Agreement

AMENDMENT NO. 10 TO

AMENDED AND RESTATED

PRINCIPAL UNDERWRITING AGREEMENT

Amendment dated October 1, 2008, to the Amended and Restated Principal Underwriting Agreement, dated as of May 1, 2002, by and between Transamerica Capital, Inc. (“TCI”) and Transamerica Life Insurance Company (“Transamerica”) (the “Agreement”).

WHEREAS, effective October 1, 2008, Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

NOW, THEREFORE, in consideration of the above premises and of the mutual promises contained herein and the mutual benefits to be derived herefrom, TCI and Transamerica (the “parties”), intending to be legally bound, hereby agree as follows:

1.	Agreement Remains Effective. Unless expressly modified by this Amendment, all terms and conditions contained in the Agreement shall remain in effect accordance with the terms of the Agreement.

2.	Entire Agreement and Modification. This Amendment and the Agreement contain the entire understanding and agreement between the parties hereto and supersede all prior or contemporaneous agreements relative to the subject matter of the Agreement. This Amendment and the Agreement may not be amended, modified, supplemented or changed, in any respect whatsoever, except by a written agreement duly executed by the parties.

IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Amendment on the dates indicated.

TRANSAMERICA CAPITAL, INC.		TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Robert R. Frederick	By:	/s/ Darin D. Smith
	Robert R. Frederick		Darin D. Smith

Title: President and Chief Operations Officer		Title: Vice President

EXHIBIT A

Separate Accounts

1.      Separate Account VA A

2.      Separate Account VA B

3.      Separate Account VA C

4.      Separate Account VA D

5.      Separate Account VA E

6.      Separate Account VA F

7.      Separate Account VA I

8.      Separate Account VA J

9.      Separate Account VA K

10.    Separate Account VA L

11.    Separate Account VA P

12.    Retirement Builder Variable Annuity Account

13.    Separate Account VL A

14.    Separate Account VUL A

15.    Transamerica Corporate Separate Account Sixteen

16.    PFL Corporate Account One

17.    PFL Corporate Separate Account Four

18.    PFL Corporate Account Three

19.    TA PPVUL 1

20.    Separate Account VA Q

21.    Separate Account VA R

22.    Separate Account VA S

23.    Separate Account VA W

24.    Separate Account VA X

25.    Separate Account VA-1

26.    Separate Account VA-6

27.    Separate Account VA-7

28.    Separate Account VA-8

29.    Separate Account VA Y

30.    Separate Account VA Z

31.    Separate Account VA EE

32.    Separate Account VA-2L

33.    Separate Account VA-5

34.    Separate Account VUL-3

35.    Transamerica Occidental Separate Account Two

36.    Variable Life Account A